UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

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KIT digital, Inc.

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KIT digital, Inc.
168 Fifth Avenue, Suite 302
New York, New York 10010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Meeting”) of KIT digital, Inc. (the “Company”) will be held at the offices of Greenberg Traurig Maher LLP, 30 St. Mary Axe, 31st Floor, London EC3A 8EP, England, on September 30, 2010, at 11:00 a.m., local time, to consider and act upon the following:

1.	To elect nine directors to serve for one year;
2.	To amend our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 80,000,000 shares;
3.	To approve an amendment to our 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,642,857 shares;
4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2010; and
5.	To transact such other business as may properly come before the Meeting.

Stockholders owning Company shares at the close of business on August 25, 2010 are entitled to receive notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors,

/s/ Robin Smyth

Robin Smyth
Chief Financial Officer and Secretary

New York, New York
September 1, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2010.

THE PROXY STATEMENT AND 2009 ANNUAL REPORT ON
FORM 10-K ARE AVAILABLE AT WWW.KITD.COM.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING AND IN ORDER TO
ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE
SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

KIT digital, Inc.
168 Fifth Avenue, Suite 302
New York, New York 10010

PROXY STATEMENT

2010 Annual Meeting of Stockholders
September 30, 2010

The board of directors of KIT digital, Inc. (the “Company”) is soliciting proxies for the 2010 Annual Meeting of Stockholders (the “Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Meeting will be held on Thursday, September 30, 2010. This Proxy Statement, proxy card and the 2009 Annual Report on Form 10-K are being mailed to the stockholders on or about September 1, 2010.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors is to be fixed by action of the directors or of the stockholders. The board of directors has recommended for this Meeting that the number of directors be fixed at nine and has nominated nine persons for election as directors as noted below. Each director will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected by the stockholders. For information regarding the independence of the Company’s directors, see “Corporate Governance Matters” below.

Unless otherwise instructed, the persons named in the proxy will vote to fix the number of directors at nine and to elect the nine nominees named below as directors. Although the board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the board. In no event will the proxy be voted for more than nine directors.

All of the nominees are currently directors. Set forth below is information about each nominee:

Name	Age	Position with Company	Director Since
Kaleil Isaza Tuzman	38	Chairman of the Board and Chief Executive Officer	2008
Gavin Campion	38	President and Director	2008
Robin Smyth	56	Chief Financial Officer and Director	2003
Kamal El-Tayara	39	Director	2008
Daniel W. Hart	36	Director	2008
Lars Kroijer	38	Director	2008
Joseph E. Mullin III	37	Director	2010
Wayne Walker	51	Director	2008
Christopher Williams	51	Director	2010

Kaleil Isaza Tuzman was elected Chairman of the Board and has served as our Chief Executive Officer since January 2008. Mr. Isaza Tuzman has worked in the digital media industry since the late 1990s as a venture capitalist and entrepreneur. From 2005 to 2007, he served as the President and Chief Operating Officer of JumpTV Inc., subsequently acquired by Neulion, Inc. (TSX: NLN), a leader in IP-based broadcasting of international television and sports. From 2002 to date, Mr. Isaza Tuzman has served as the Managing Partner of KIT Capital, a software and digital media-focused restructuring and merchant banking firm which merged with Dubai-based merchant bank KCP Capital in 2008. From 2001 to 2002, he served as Chairman and Chief Executive Officer of KPE, Inc., a leading digital media services company. Prior to that, Mr. Isaza Tuzman worked at Goldman Sachs, in investment banking and equities risk arbitrage. He has been a member of the Council on Foreign Relations, and has acted as a U.S. trade representative. Mr. Isaza Tuzman graduated magna cum laude and holds an A.B. from Harvard University and holds graduate certificates in International Relations from El Colegio de México and in Latin American Studies from Harvard University.

As the Chairman, Chief Executive Officer and the Company’s largest stockholder (through entities controlled by him), Mr. Isaza Tuzman leads the board and guides the Company. Mr. Isaza Tuzman brings extensive IP video industry knowledge to the Company and a deep background in technology growth companies, emerging markets, mergers and acquisitions and capital market activities. His service as Chairman and Chief Executive Officer creates a critical link between management and the board.

Gavin Campion has served as our President since April 2008 and elected as a Director in November 2008. From January 2005 to March 2008, he served as managing director of Sputnik Agency Pty Ltd., an Australian-based interactive marketing agency. In 1999, Mr. Campion co-founded Reality Group Pty Ltd., a subsidiary of KIT digital, which has attracted blue-chip advertising customers. From 2004 to 2008, Mr. Campion served as Chief Executive Officer of Shoppers Advantage, a leading Australian e-commerce company, and as a director of Presidential Card, Australia’s largest discount loyalty program. Mr. Campion received his B.A. with honors in marketing from the University of Huddersfield in England.

Mr. Campion’s 14+ years of experience in digital media and growth companies, day-to-day operational leadership of the Company and in-depth knowledge of the Company’s products and services make him well qualified as a member of the board.

Robin Smyth has served as a Director since December 2003 and has served as our Chief Financial Officer since December 2003, except for a five-month personal leave mid-2009. From 1998 to 2001, Mr. Smyth was a partner at Infinity International, a consulting and IT recruitment operation. From 1990 to 1998, he worked for Computer Consultants International. Mr. Smyth received his undergraduate degree in economics from Monash University in Australia.

Mr. Smyth demonstrates extensive knowledge of complex, cross-border financial, accounting and operational issues highly relevant to the Company’s business. He also brings deep transactional expertise, including mergers and acquisitions, equity offerings and bank financings.

Kamal El-Tayara has served as a Director since February 2008. Since 2004, Mr. El-Tayara has been the managing partner of MNA Partners, a Dubai-based merchant bank, which merged into KCP Capital in 2008. Prior to that, Mr. El-Tayara held senior positions with Merrill Lynch and Salomon Smith Barney in the Middle East. In early 2003, Mr. El-Tayara managed the corporate finance initiatives of MBC Group, MENA’s (Middle East and North Africa) largest media company, where he participated in the formation of Alarabiya News Channel, for which he acted as Chief Financial Officer. In 2007, Mr. El-Tayara set up the Swiss EFG Bank in Dubai, for which he acted as the Dubai Head. Mr. El-Tayara is a board member of KIT Media Ltd. Mr. El-Tayara holds a B.S. in electrical engineering from the American University of Beirut (with distinction) and an M.B.A. from INSEAD.

Mr. El-Tayara’s experience as an investment banker and chief financial officer of a major media group, as well as his extensive knowledge of the Middle East and North Africa (MENA) business environment, make him well-qualified as a member of the board.

Daniel W. Hart has served as a Director since March 2008. Mr. Hart is the founder and managing partner of River Road Ventures, a private equity and advisory firm, since February 2004. River Road Ventures merged into KCP Capital in 2008. Prior to founding River Road Ventures, Mr. Hart founded Fundamental Capital, an investment partnership which integrated operational management with early-stage venture capital. Mr. Hart’s entrepreneurial and investing background has focused on the digital media, wireless, semiconductor, and enterprise software areas. Mr. Hart is a board member of KIT Media Ltd. Mr. Hart holds an A.B. in economics from Harvard University.

Mr. Hart’s over 15 years of day-to-day operational leadership of technology companies and his service as a board member and investor in many early-stage and growth companies make him well-qualified as a member of the board.

Lars Kroijer has served as a Director since February 2008 and is Chairman of our Compensation Committee. Mr. Kroijer is the founder and Chief Executive Officer of Holte Capital Ltd., a special situations hedge fund, since April 2002. From June 1999 to March 2002, Mr. Kroijer worked for HBK Investments focusing on special situations investing and event-driven arbitrage. Prior to that, Mr. Kroijer worked for SC

Fundamental, a value-focused hedge fund, and for Lazard Frères, a boutique investment banking firm. Mr. Kroijer graduated magna cum laude and holds an A.B. from Harvard University and an M.B.A. from Harvard Business School.

Mr. Kroijer has extensive knowledge of capital markets and risk analysis in particular, making his input invaluable to our board’s discussions of the Company’s capital markets activities, cash management and risk mitigation.

Joseph E. Mullin III has served as a Director since August 2010. Mr. Mullin is currently a Portfolio Manager based in London for Millennium Global Investments Ltd., an independent, privately-owned investment management firm, where he has held several positions including Senior Analyst since October 2007. Mr. Mullin had previously been a Research Analyst at WL Ross & Co. LLC (now part of Invesco Ltd.), an asset management firm, from April 2001 to October 2007. Mr. Mullin began his career as a Financial Analyst in the Investment Banking Division of Goldman Sachs & Co. Mr. Mullin holds an A.B. degree from Harvard College.

Mr. Mullin’s experience in private equity investing, operational and financial restructuring, and the emerging markets context (with a focus on Latin America) make him well-qualified to be a member of the board.

Wayne Walker has served as a Director since January 2008 and is Chairman of our Nominations and Corporate Governance Committee. Mr. Walker has served as the managing partner of Walker Nell Partners, Inc. since 2004. He has more than 20 years of experience in corporate law and corporate restructuring. Prior to establishing Walker Nell, he served as the Principal of Parente Randolph, LLC, an accounting and consulting firm, from July 2001 to February 2004. He served as Senior Counsel of DuPont Company from 1984 to 1998 and as Chairman of Habitat for Humanity International from 1995 to 1998. He holds a B.A. from Loyola University New Orleans and a J.D. from Catholic University of America. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

Mr. Walker has been nominated to serve as a director of the Company due to his substantial knowledge and over 20 years of working experience in corporate controls and governance, restructuring and corporate litigation.

Christopher Williams has served as a Director since May 2010. He has 30 years of experience founding and managing technology companies. He is currently the Chief Technology Officer of both Infinetics Technologies, Inc., a developer of a new generation of high performance network routers and services for the cloud computing and mobile network markets, which he co-founded in September 2009, and Free Flow Power Corporation, the largest developer of river hydrokinetic electric power projects in North America, which he co-founded in July 2007. Since November 2003, Mr. Williams has also been the managing director of Newforth Partners LLC, a provider of strategic consulting, M&A and private placement services to small and mid-sized high technology companies. Since July 2008, he has been a member of the board of directors of Asparity Decision Solutions, a provider of decision support and data solutions in healthcare and employee benefits. Mr. Williams previously served as the Chief Technology Officer to Reverbix, Inc., a supplier of voice community and messaging platforms, from May 2005 to July 2007. Mr. Williams received a B.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Mr. Williams brings nearly 30 years of experience in software development, technology product management and overall technology leadership in early-stage and growth companies, making his insights invaluable to the board.

The board of directors recommends that stockholders vote FOR electing the nine nominees listed above.

Board of Directors

The board of directors of the Company held seven meetings during 2009. Each director then serving attended 75% or more of the aggregate of: (1) the total number of board meetings; and (2) the total number of meetings of the committee(s) of which he is a member, if any. The Company does not have a written policy on board attendance at annual meetings of stockholders. The table below describes the board’s committees during 2009.

Committee Name	Members in 2009	Number of Meetings in 2009	Principal Functions
Audit Committee	S. Felsher (Chairman in 2009 and through August 9, 2010 J. Mullin (Chairman from August 9, 2010) K. El-Tayara L. Kroijer W. Walker	4	• Recommending to the board of directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•

The appointment, compensation, retention and oversight of the work of the independent auditor engaged by us to prepare or issue an audit report or perform other audit review or attest services for us;

•

Establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

			• Approving the scope of the financial audit;
			• Requiring the rotation of the lead audit partner;
			• Consulting regarding the completeness of our financial statements;
			• Reviewing changes in accounting principles;
			• Reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;
			• Reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;
			• Reviewing the adequacy of the Audit Committee Charter at least annually;
			• Meeting with our Internal Auditor on a regular basis;
			• Performing an internal evaluation of the Audit Committee on an annual basis; and
			• Reporting to the board of directors on the Audit Committee's activities, conclusions and recommendations.

Committee Name	Members in 2009	Number of Meetings in 2009	Principal Functions
Compensation Committee	L. Kroijer (Chairman) S. Felsher (through August 9, 2010) W. Walker	6	• Approving and evaluating the compensation of directors and executive officers.
			• Establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders.
			• Establishing policies to hire and retain senior executives, with the objectives of aligning the compensation of senior management with our business and the interests of our stockholders.
			• Together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;
			• Periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the board for changes;

•

Assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

•

Overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

			• Reviewing the overall performance of our employee benefit plans and making recommendations to the board regarding incentive-compensation plans and equity-based plans;

•

Together with the Nominations and Corporate Governance Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;

			• Ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the board; and
			• Producing an annual report on executive compensation for inclusion in our proxy statement.

Committee Name	Members in 2009	Number of Meetings in 2009	Principal Functions
Nominations and Corporate Governance	W. Walker (Chairman) K. El-Tayara S. Felsher (through August 9, 2010) L. Kroijer	3	• Identifying individuals qualified to become board members and recommending that the board select a group of director nominees for each next annual meeting of stockholders.
			• Ensuring that the Audit, Compensation and Nominations and Corporate Governance Committees of the board have the benefit of qualified and experienced “independent” directors.

•

Developing and recommending to the board a set of effective corporate governance policies and procedures, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the board any changes deemed appropriate.

			• Periodically reviewing the charters of all board committees and recommending to the committees and board any changes deemed appropriate;
			• Developing policies on the size and composition of the board;
			• Conducting annual evaluations of the performance of the board, committees of the board and individual directors;
			• Reviewing conflicts of interest and the independence status of directors;
			• Together with the Compensation Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;
			• Reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;
			• Together with the Compensation Committee, developing criteria to assist the board's assessment of the Chief Executive Officer's leadership of our company; and
			• Generally advising the board (as a whole) on corporate governance matters.

Director Independence

The board of directors has determined that Messrs. El-Tayara, Hart, Kroijer, Mullin, Walker and Williams are “independent,” as independence is defined in the listing standards for the Nasdaq Stock Market. Accordingly, six of the nine directors are independent. Although Messrs. El-Tayara and Hart are board members of KIT Media Ltd., our largest single stockholder, they are neither controlling shareholders nor employees of KIT Media, and are not disqualified under Nasdaq’s independence standards from being considered independent directors by us. In addition, Steven G. Felsher, who was not re-nominated to serve as a director but served as a director during 2009 and a portion of 2010, was determined by the board to be independent.

Board Leadership Structure

Kaleil Isaza Tuzman has been the Company’s Chairman of the Board and Chief Executive Officer since December 2007 when Mr. Isaza Tuzman, through entities controlled by him, made a significant investment in the Company and assumed management control of the Company. The Company believes that having one person, particularly Mr. Isaza Tuzman with his industry and executive management experience, his extensive knowledge of the operations of the Company and his own history of innovation and strategic thinking, serve as both Chief Executive Officer and Chairman is the best leadership structure for the Company because it demonstrates to our employees, customers and stockholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of Company resources. The Company believes that it has been and will continue to be well-served by this structure.

As described above, six of our nine directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full board on their work. We expect to name a lead independent director prior to the Meeting. The lead independent director acts as an intermediary between the board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the board and the Chairman and Chief Executive Officer, working with the Chairman and Chief Executive Officer to provide an appropriate information flow to the board, and serving as an ex-officio member of each of our board committees and chairman of the executive sessions of the independent directors. As required by Nasdaq, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Company’s Chairman and Chief Executive Officer and Messrs. Campion and Smyth bring company-specific experience and expertise.

Risk Oversight

While the board of directors is responsible for overseeing the Company’s risk management, the board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full board regularly engages in discussions of the most significant risks that the Company is facing and how those risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee. In addition, the Chairman and Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him to lead the board in assessing risks. The board of directors believes that the work undertaken by the Audit Committee, together with the work of the lead independent director, the full board and the Chairman and Chief Executive Officer, enables the board to effectively oversee the Company’s risk management function.

Audit Committee

The Audit Committee is comprised of four non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The board of directors has determined that at least one committee member qualifies as an “audit committee financial expert.” The Audit Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Audit Committee was established in 2008. In 2007 and until the formation of the Audit Committee in 2008, the entire board of directors performed the functions of the Audit Committee.

The Audit Committee is currently comprised of Messrs. Kroijer, El-Tayara and Walker, as well as Mr. Mullin, its current Chairman.

Compensation Committee

The Compensation Committee is comprised of three non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The Compensation Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Compensation Committee was established in 2008. In 2007 and until the formation of the Compensation Committee in 2008, the entire board of directors performed the functions of the Compensation Committee.

In general, the Compensation Committee formulates and recommends compensation policies for board approval, oversees and implements these board-approved policies, and keeps the board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Corporate Governance Committee, develops criteria to assist the board's assessment of the Chief Executive Officer's leadership of our company.

The Compensation Committee is currently composed of Messrs. Williams and Mullin, as well as Mr. Kroijer, its current Chairman.

Nominations and Corporate Governance Committee

The Nominations and Corporate Governance Committee is comprised of four non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The Nominations and Corporate Governance Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Nominations and Corporate Governance Committee was established in 2008. In 2007 and until the formation of the Nominations and Corporate Governance Committee in 2008, the entire board of directors performed the functions of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee will consider candidates for director recommended by stockholders of the Company. The procedures for submitting stockholder recommendations are explained below under “Stockholder Proposals” beginning on page 25.

The Nominations and Corporate Governance Committee is responsible for the Company’s qualification and nomination of potential board members. Pursuant to the committee’s charter, the Nominations and Corporate Governance Committee reviews the qualities and skills of prospective members of the board of directors and generally requires that director candidates be qualified individuals who, if added to the board of directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Potential board members should not have commitments that would conflict with the time commitments of a director of the Company.

While the Company does not have a formal diversity policy for board membership, the board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. In considering candidates for the board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

The Nominations and Corporate Governance Committee is currently composed of Messrs. El-Tayara and Kroijer, as well as Mr. Walker, its current Chairman.

Technology and Product Development Committee

In July 2010, the board of directors established a Technology and Product Development Committee. The principal functions of this committee are to monitor and review the Company’s product technology strategy and major product development-related expenditures and initiatives in support of its evolving global business needs. The committee may include management directors as well as individuals who are not directors.

The Technology and Product Development Committee is currently composed of Messrs. Hart and Campion, as well as Mr. Williams, its current Chairman.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders may contact an individual director, the board as a group, or a specified board committee or group, including the non-employee directors as a group, by the following means:

Mail:	KIT digital, Inc. 168 Fifth Avenue, Suite 302 New York, New York 10010 Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written or oral representations that no other reports were required, the Company believes that during 2009, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the Company did not timely file Form 3, Form 4 or Form 5 reports on behalf of Messrs. Campion, El-Tayara, Felsher, Hart, Kroijer and Walker with respect to grants of stock options. However, to date, all such late filings have been made.

OWNERSHIP OF SECURITIES

The following table below shows how the Company’s common stock is owned by the Company’s directors and the executive officers named in the Summary Compensation Table under “Compensation of Officers and Directors” and by owners of more than 5% of the Company’s outstanding common stock as of August 16, 2010. Each person or entity, except KIT Media Ltd., KIT Capital, Ltd., Zivar Investments Ltd., FMR LLC and Wellington Management Company, LLP, maintains a mailing address c/o KIT digital, Inc., 168 Fifth Avenue, Suite 302, New York, New York 10010.

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
KIT Media Ltd. Mill Mall, Suite 6 Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	2,653,287	(2)	11.4%
KIT Capital, Ltd. P.O. Box 112888 Dubai, United Arab Emirates	180,080	(3)	*
Kaleil Isaza Tuzman, sum of above	2,833,367	(2)(3)	12.2%
Gavin Campion	46,692	(4)	*
Robin Smyth	46,442	(5)	*
Kamal El-Tayara	58,269	(6)	*
Steven G. Felsher	48,309	(7)	*
Daniel W. Hart	42,065	(8)	*
Lars Kroijer	43,946	(9)	*
Joseph E. Mullin III	—		*
Wayne Walker	43,973	(10)	*
Christopher Williams	4,235	(11)	*
Zivar Investments Ltd. 10/8 International Commercial Centre Casemates Square, Gibraltar, Gibraltar	1,998,880	(11)	8.6%
Wellington Management Company, LLP 75 State Street Boston, MA 02169	1,727,110	(13)	7.4%
FMR LLC 82 Devonshire Street Boston, MA 02109	2,287,545	(14)	9.9%
All directors and executive officers as a group (9 persons)	3,167,298		13.6%

*	Less than 1% of the outstanding common stock.
(1)	Applicable percentage ownership is based on 23,230,279 shares of common stock outstanding as of August 16, 2010.
(2)	Kaleil Isaza Tuzman, our Chairman and Chief Executive Officer, holds a controlling interest in KIT Media and holds the voting and dispositive power of the shares directly held by KIT Media Ltd. For purposes of voting, on an actual basis, KIT Media Limited owns 11.42% of our outstanding shares. For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 11.93% of our outstanding shares.
(3)	Represents (a) 117,858 shares of common stock and (b) 62,222 shares of common stock issuable upon the exercise of stock options granted under the 2004 Stock Option Plan, which are currently exercisable. Mr. Isaza Tuzman holds a controlling interest in KIT Capital and holds the voting and dispositive power of the shares directly held by KIT Capital. For purposes of voting, on an actual basis, KIT Capital owns 0.51% of our outstanding shares. For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 11.93% of our outstanding shares.
(4)	Represents (a) 12,719 shares of common stock and (b) 33,973 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Campion owns 0.05% of our outstanding shares.
(5)	Represents (a) 5,441 shares of common stock, (b) 15,287 shares of common stock issuable upon exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable, and (c) 25,714 shares of common stock issuable upon exercise of warrants expiring on March 31, 2012. For purposes of voting, on an actual basis, Mr. Smyth owns 0.02% of our outstanding shares.
(6)	Represents (a) 14,287 shares of common stock and (b) 43,982 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. El-Tayara owns 0.06% of our outstanding shares.
(7)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Felsher owns no outstanding shares.
(8)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Hart owns no outstanding shares.
(9)	Represents (a) 1,144 shares of common stock and (b) 42,802 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable For purposes of voting, on an actual basis, Mr. Kroijer owns 0.01% of our outstanding shares.
(10)	Represents (a) 1,118 shares of common stock and (b) 42,855 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Walker owns 0.01% of our outstanding shares.
(11)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Williams owns no outstanding shares.
(12)	As reported in a Schedule 13G filed with the SEC on May 5, 2010. For purposes of voting, on an actual basis, Zivar Investments Ltd. owns 8.60% of our outstanding shares.
(13)	As reported in a Schedule 13G filed with the SEC on June 10, 2010. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own such shares of common stock which are held of record by clients of Wellington Management Company, LLP. None of these clients owns more than 5% of our outstanding shares of common stock. For purposes of voting, on an actual basis, Wellington Management Company, LLP owns 7.43% of our outstanding shares.
(14)	As reported in a Schedule 13G filed with the SEC on May 10, 2010. For purposes of voting, on an actual basis, FMR LLC beneficially owns 9.85% of our outstanding shares.

EXECUTIVE OFFICERS

The following table provides information on the executive officers of the Company. All the executive officers have been elected to serve until the board meeting following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Kaleil Isaza Tuzman	38	Chairman of the Board and Chief Executive Officer
Gavin Campion	38	President
Robin Smyth	56	Chief Financial Officer

Kaleil Isaza Tuzman was elected Chairman of the Board and has served as our Chief Executive Officer since January 2008. His business experience is summarized on page 1 and the executive management agreement under which he serves as an officer is summarized on page 13.

Gavin Campion has served as our President since April 2008. His business experience is summarized on page 2 and his employment agreement is summarized on pages 13 and 14.

Robin Smyth has served as our Chief Financial Officer since December 2003, except for a five-month personal leave of absence from April 27 to September 28, 2009. His business experience is summarized on page 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Executive Management Agreement described under “Compensation of Officers and Directors — Employment and Management Contracts, Termination of Employment and Change-in-Control Arrangements” below, there are no transactions requiring disclosure between us and our related persons, promoters or control persons.

Each of the directors Daniel W. Hart, Gavin Campion, Joseph E. Mullin, Kamel El-Tayara and Lars Kroijer is a minority investor in KIT Media Ltd., our largest single stockholder controlled by Kaleil Isaza Tuzman, our Chairman and Chief Executive Officer. Messrs. El-Tayara and Hart are also board members of KIT Media.

Over a period of 60 days between June 2009 and August 2009, KIT Media Ltd., an entity controlled by Kaleil Isaza Tuzman, our Chairman and Chief Executive Officer, made $3,350,000 available to us through an interim convertible promissory note bearing an 8% interest rate per annum and convertible into the next common stock offering under terms identical with other investors in the offering. In connection with our acquisition of certain assets of Narrowstep Inc. in April 2009, Granahan McCourt Capital, LLC, a stockholder of Narrowstep, loaned us $350,000, pursuant to a convertible promissory note on substantially the same terms as the KIT Media note described above. The KIT Media and Granahan McCourt notes payable were converted into common stock in our August 2009 public offering. Together with its additional cash investment of $654,000, KIT Media purchased a total of 572,000 shares of common stock in our August 2009 public offering. In a subsequent public offering completed in March 2010, KIT Media invested another $1,750,000, purchasing 179,856 shares of our common stock. In a public offering in April 2010, KIT Capital invested $1,300,000, purchasing 100,000 shares of our common stock. In each case, KIT Media and KIT Capital purchased shares at the same price and on the same terms as the other investors in the public offerings.

In the first quarter of 2010, our board of directors approved the repurchase of certain outstanding warrants issued as part of prior private placement financings, including but not limited to those held by KIT Media, Ltd., an entity controlled by Kaleil Isaza Tuzman, our Chairman and Chief Executive Officer. We repurchased and cancelled the warrants on March 31, 2010, in exchange for cash payments equal to the fair value of the applicable warrants on the date of repurchase, as determined using a modest percentage premium over the intrinsic value (using a 20-day trailing average closing stock price at the time of warrant repurchase agreement minus the applicable warrant exercise price) of the warrants. Such repurchase amounts were below the “Black-Scholes-Merton” value of the warrants. The terms of the warrant repurchase were no more favorable to KIT Media than to other warrant sellers, including Wellington Capital Management which led the negotiation of terms of the warrant repurchase.

In April 2010, the Company repurchased and cancelled a warrant to purchase shares from Robin Smyth, our Chief Financial Officer. The terms of the warrant repurchase were identical to Wellington and KIT Media, the negotiation of which terms was led by Wellington.

COMPENSATION OF OFFICERS AND DIRECTORS

The following table describes the compensation awarded to the Chief Executive Officer and the Company’s two most highly compensated executive officers (other than the CEO) who were serving as executive officers on December 31, 2009 (the “named executive officers”):

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Kaleil Isaza Tuzman(1) (amounts to be paid to KIT Capital, a company controlled by Mr. Isaza Tuzman) Chairman and Chief Executive Officer	2009	277,789	—	—	—	—	—	277,789
	2008	289,652	—	—	—	—	—	289,652

Gavin Campion(2) President and Director	2009	200,000	—	—	—	—	—	200,000
	2008	130,833	—	—	—	—	—	130,83
Robin Smyth(3) Chief Financial Officer, Secretary, Treasurer and Director	2009	148,250	—	—	—	—	—	148,250
	2008	213,167	—	—	—	—	275,000	488,167

(1)	Kaleil Isaza Tuzman serves as our Chairman and Chief Executive Officer and was appointed to these positions on January 9, 2008. The total amount paid to KIT Capital (the entity that provides his services) in 2009 and 2008 was $477,750 and $573,284, respectively, of which $277,789 and $289,652, respectively, was paid to Mr. Isaza Tuzman, and the remainder was paid to other KIT Capital personnel dedicated full-time to KIT digital. These amounts include employer taxes, healthcare costs and other benefits. It also includes KIT Capital corporate fees, including legal, accounting, insurance, data hosting and parking related to KIT digital.
(2)	Mr. Campion serves as our President and a director. Mr. Campion was appointed President on April 1, 2008 and was appointed as a director on November 17, 2008. The compensation listed is only for Mr. Campion’s services as an executive officer, upon his appointment as President and not for his prior service.
(3)	Mr. Smyth served as our Chief Financial Officer, Secretary and Treasurer through April 27, 2009 and, after a five-month leave, rejoined us on September 28, 2009. Included in All Other Compensation is the payment of $275,000 related to the settlement of his separation agreement on March 31, 2008.

Employment and Management Contracts, Termination of Employment and Change-in-Control Arrangements

KIT Capital Management Agreement.  During 2008 and 2009, the managerial services of Kaleil Isaza Tuzman, our Chairman and Chief Executive Officer, and two non-executive personnel, were provided to us through KIT Capital, which is beneficially controlled by Mr. Isaza Tuzman. For these services, we paid KIT Capital aggregate fees of $477,750 in 2009 and $573,284 in 2008 for these three individuals, of which $277,789 in 2009 and $289,652 in 2008 were paid to Mr. Isaza Tuzman and the remainder to other KIT Capital personnel dedicated full-time to KIT digital, as well as for employer taxes, healthcare costs, corporate fees and other expenses related to KIT Capital’s work with KIT digital.

Under the Executive Management Agreement with KIT Capital, dated as of December 18, 2007, the services of Mr. Isaza Tuzman and two non-executive personnel have been provided to us and our subsidiaries at an initial monthly rate of $50,800, with an incentive bonus equal to the greater of (i) the preceding 12 months’ base compensation or (ii) the previous month’s monthly installment of base compensation multiplied by 12 if we achieve two consecutive quarters of profitability or our total monthly revenue equals or exceeds $6.0 million. The Management Agreement commenced on January 9, 2008 and expires on January 9, 2011, unless sooner terminated or extended by mutual agreement.

Under the Management Agreement, we issued to KIT Capital stock options to purchase 60,000 shares of our common stock at an exercise price of $6.11 per share, of which 20,000 options vested as of January 9, 2008, and the remainder vest in equal monthly increments over a period of three years. We also established a “phantom” stock plan, pursuant to which we granted “phantom” shares equal to 60,000 shares of common stock vesting in equal monthly increments over a three-year period.

In addition, under the Management Agreement, KIT Capital received the right to: (a) purchase up to 5,100,000 shares of series A preferred stock from the holders of such shares; (b) purchase from us (i) up to $5.0 million of our common stock at a price per share of no higher than a 15% premium to the closing price of the common stock on December 18, 2007, and (ii) up to an additional $10.0 million of our common stock at a price not exceeding 90% of the five-day trailing weighted average trading price of the common stock at the time of purchase; and (c) include any such purchased shares of preferred stock and common stock in a registration statement filed by us with the SEC.

Notwithstanding these agreements, subsequent to the date of the Management Agreement, (a) we effected the automatic conversion of all then outstanding shares of series A preferred stock into 11,429 shares of common stock, thereby preventing KIT Capital from purchasing such shares, (b) we requested KIT Capital to waive its registration rights in respect of its purchase of 1,008,572 shares of common stock and warrants to purchase a like number of shares in our May 2008 financing, and (c) at the recommendation of the Company’s financial advisor, KIT Capital waived its right to purchase an additional $10.0 million in securities due to the potential negative effect on the market price with such a large controlling stockholder. For facilitating these corporate actions and waiving its rights as described above, and for KIT Capital’s investment of $5.0 million at a time when similar third-party financing transactions were unavailable and we required such funds in connection with pending acquisition transactions, we issued to KIT Capital a warrant to purchase 580,358 shares of our common stock (representing 65% warrant coverage on KIT Capital’s investment, as compared to 100% warrant coverage in the May 2008 financing transaction), for a term of five years commencing on December 31, 2008, at an exercise price of $11.90 per share, subject to the occurrence of certain events that could potentially reduce the exercise price to $5.60 per share.

The Management Agreement provides that upon termination of the agreement or after the expiration date for any reason, except cause (as defined in the Management Agreement), we are required to pay KIT Capital, in addition to any other payments due, a cash severance payment equal to the greater of (i) the total amount paid to KIT Capital during the preceding 12 months, including base compensation and all bonuses, or (ii) the previous month’s installment of base compensation multiplied by 12.

Gavin Campion Employment Agreement.  On March 16, 2008, we entered into an employment agreement with Gavin Campion to serve as our President. Pursuant to the terms of his agreement, Mr. Campion will serve as our President for an indefinite term, unless terminated by either party upon no less than 30 days written notice. If the agreement is terminated by Mr. Campion (or by us for the reasons specified below) prior to two years of consecutive service (April 1, 2010), Mr. Campion will be required to reimburse us for all expenses related to his employment. Mr. Campion’s initial base compensation under the agreement is fixed at $200,000 (inclusive of his transportation and housing allowance). Mr. Campion also received stock options to purchase 34,286 shares of our common stock upon entering into the agreement. We are entitled to terminate Mr. Campion without advance notice and without the payment of any benefits upon the occurrence of certain events, including if Mr. Campion engages in fraud, dishonesty or any other act of material misconduct in the performance of his duties on our behalf, or Mr. Campion violates any material provision of his employment agreement which is not cured under any applicable cure period allowable under the agreement.

2004 Stock Option Plan

In April 2004, our board of directors adopted a stock option plan (the “2004 Option Plan”). Pursuant to this plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 28,572 shares of common stock may be issued, as adjusted. The plan may be administered by our board of directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our board of directors. Options granted under this plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by our board of directors or designated committee. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan will be determined by our board of directors or designated committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

In November 2006, our board of directors increased the number of shares which may be issued under the 2004 Option Plan to an aggregate of 228,572 shares of common stock. The number of shares reserved under the 2004 Option Plan was subsequently increased to 342,858 shares effective April 3, 2007.

To date, we have 80,000 options outstanding under the 2004 Option Plan, of which 60,000 options were issued to KIT Capital, Ltd. pursuant to the terms of the Executive Management Agreement, dated as of December 18, 2007. As of December 31, 2009, the following options have been granted under our 2004 Option Plan:

Options Issued under 2004 Option Plan

Optionee	Quantity	Exercise Price ($)	Date Granted	Vest Date	Expiration Date
KIT Capital, Ltd.	60,000	6.11	January 9, 2008	Over 36 months	January 9, 2013
KIT Capital, Ltd.	20,000	9.80	June 21, 2008	Over 48 months	June 21, 2013

2008 Incentive Stock Plan

In March 2008, our board of directors adopted the KIT digital, Inc. 2008 Incentive Stock Plan (the “2008 Incentive Plan”), and initially reserved 400,000 shares of common stock for issuance. Our board of directors voted unanimously to adopt an amendment to the 2008 Incentive Plan later that year, providing for an additional 457,143 shares of common stock available for future grants under the 2008 Incentive Plan. The holders of a majority of our outstanding shares of common stock approved the amendment to our 2008 Incentive Plan at our stockholders meeting held on November 6, 2008. In November 2009, our board of directors voted unanimously to increase the number of shares which may be issued under the 2008 Incentive Plan by an aggregate of 2,642,857 shares to a new total of 3,500,000 shares of common stock, subject to approval by our stockholders at this Meeting. For additional information about our 2008 Incentive Plan, see “Proposal No. 3 — Amendment to 2008 Incentive Stock Plan.”

Through December 31, 2009, we have granted an aggregate of 819,639 options under the 2008 Incentive Plan, including the following grants to executive officers and directors:

Name and Position	Dollar Value	No. of Options
Kamal El-Tayara, Director	$153,686	42,314
Steven G. Felsher, Director	173,306	43,947
Daniel W. Hart, Director	163,687	40,998
Lars Kroijer, Director	144,734	39,820
Wayne Walker, Director	145,016	39,856
Gavin Campion, President and Director	273,000	54,286
Robin Smyth, Director and Chief Financial Officer	96,200	18,858

Stock Options

During 2009, no stock options were granted to or exercised by the named executive officers.

The following table provides information about outstanding equity awards held by the named executive officers at the end of 2009:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Kaleil Isaza Tuzman	45,556	14,444	—	6.11	Jan. 9, 2013	—	—	—	—
Kaleil Isaza Tuzman	7,500	12,500	—	9.80	June 21, 2013
Gavin Campion	21,027	13,259	—	2.80	March 17, 2013	—	—	—	—
Gavin Campion	7,500	12,500	—	9.80	June 21, 2013	—	—	—	—
Robin Smyth	11,715	—	—	2.80	March 17, 2013	—	—	—	—
Robin Smyth	2,679	4,464	—	9.80	June 21, 2013	—	—	—	—

The table below describes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009:

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensations(1)
Equity compensation plans approved by security holders	797,973	$7.15	37,504
Equity compensation plans not approved by security holders	80,000	7.03	262,858
Total	877,973	$7.14	300,362

(1)	Consists of shares that may be granted under either of the Company’s 2004 Stock Option Plan or 2008 Incentive Stock Plan.

Directors Compensation

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us. With the exception of Messrs. Isaza Tuzman, Campion and Smyth (who instead receive compensation for their service as officers of our company), all directors receive compensation for their services. To date, we have compensated directors entirely through stock options granted under our incentive compensation plans. Directors receive the following compensation package:

•	Grant of stock options to purchase 8,143 shares of our common stock pursuant to our 2008 Incentive Stock Plan.
•	Annual compensation in the amount of $37,500, payable quarterly, which may be paid in either cash or stock options (priced using the “Black-Scholes-Merton” options pricing model), or a combination of both. The form of payment (i.e., cash, stock options or a combination) will be determined by us in our sole discretion; provided that if we are operating income (or EBITDA) positive in the preceding calendar year, such determination may be made by each independent director. The lead independent director will receive annual compensation in the amount of $50,000 in consideration for broader responsibilities.
•	Fees of $2,000 per board meeting attended; $1,500 per committee meeting chaired; and $750 per committee meeting attended but not chaired. The foregoing fees will be discounted by 50% when meetings are attended or chaired telephonically. Payment will be made according to the same schedule and in the same manner as set forth in the paragraph above.

The following table shows non-employee director compensation in 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kamal El-Tayara	—	—	147,599	—	—	—	147,599
Steven G. Felsher	—	—	162,821	—	—	—	162,821
Daniel W. Hart	—	—	145,225	—	—	—	145,225
Lars Kroijer	—	—	131,321	—	—	—	131,321
Robin Smyth(2)	—	18,092	—	—	—	—	18,092
Wayne Walker	—	—	132,291	—	—	—	132,291

(1)	The determination of value of option awards is based upon the Black-Scholes-Merton Option pricing model, details and assumptions of which are set out in our financial statements. The amounts represent annual amortization of fair value of stock options granted to the named director.
(2)	Other than from April 27 to September 28, 2009, Mr. Smyth was also an executive officer and did not receive compensation for serving as a director.

Code of Ethics

We have adopted a Code of Ethics which applies to our directors, Chief Executive Officer and Chief Financial Officer, as well as our other senior officers. The full text of the Code of Ethics can be found under “Corporate Governance” on the Investor Relations page of our corporate website, which is at www.kitd.com.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

Composition and Charter

The Audit Committee of the board of directors is currently composed of four directors, all of whom satisfy the independence standards for Audit Committee members under the rules of the Nasdaq Stock Market, and operates under a written charter. A copy of the Audit Committee Charter is available to stockholders on the Company’s website.

Responsibilities

The responsibilities of the Audit Committee include engaging an accounting firm to serve as the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing an opinion thereon. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee does not prepare or audit the Company’s financial statements or certify their accuracy.

Review with Management and Independent Registered Public Accountants

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm, Grant Thornton LLP, the firm’s independence.

Summary

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the Company’s audited consolidated financial statements and the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

This report is submitted by the Audit Committee.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000
SHARES TO 80,000,000 SHARES

Our board of directors has unanimously approved an amendment to the Certificate of Incorporation which would increase the total authorized number of shares of our common stock from 30,000,000 shares to 80,000,000 shares.

The amendment to the Certificate of Incorporation will increase the authorized common stock by amending and restating the first sentence of Article FOURTH of the Certificate of Incorporation, so that, as amended, it will read as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue shall be 80,000,000 shares of Common Stock having a par value of $0.001 per share.”

The Certificate of Amendment will only become effective if our stockholders holding a majority of our outstanding common stock approve it.

As of August 16, 2010, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock. As of August 16, 2010:

•	23,230,279 shares of our common stock were issued and outstanding,
•	840,629 shares of our common stock were reserved for issuance upon exercise of outstanding stock options,
•	323,972 shares were reserved for future issuance under our 2004 Stock Option Plan and 2008 Incentive Stock Plan, and
•	1,477,884 shares of our common stock were reserved for issuance upon exercise of outstanding warrants.

Accordingly, as of August 16, 2010, an aggregate of 25,872,764 shares of our common stock, out of 30,000,000 shares authorized, were issued and outstanding or reserved for issuance, leaving only 4,127,236 shares available for future issuance.

The increase in the authorized shares of our common stock is intended to provide our board of directors with authority, without further action of the stockholders, to issue the additional shares of common stock from time to time as the board of directors deems necessary. The board of directors believes it is desirable to have the ability to issue such additional shares of common stock from time to time to provide flexibility in addressing the financing needs of the Company and for general corporate purposes. The board of directors believes it is desirable to have the ability to issue such additional shares of common stock from time to time to provide flexibility in addressing the strategic and liquidity needs of the company, including but not limited to shelf registrations, acquisitions of businesses and the issuance of stock to prospective buyers of the company.

The increase in the authorized number of shares could also deter unwanted takeovers, in that additional shares could be issued (according to the parameters of applicable law) in one or more transacations that could make an unwanted change of control more difficult. However, the board of directors is not aware of any attempt, or contemplated attempt, of a hostile takeover of our Company, and this prospectus is not being presented with the intent that it be utilized as a type of anti-takeover device.

Vote Needed for Approval

The affirmative vote by the holders of at least a majority of our outstanding common stock is required for approval and adoption of the proposed amendment to the Certificate of Incorporation to increase the authorized shares of our common stock from 30,000,000 to 80,000,000 shares. Any abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. This amendment, if approved, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to accomplish as soon as practicable after the approval is obtained.

The board of directors recommends that stockholders vote FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL NO. 3

AMENDMENT TO 2008 INCENTIVE STOCK PLAN

Proposal

The board of directors of the Company unanimously approved an amendment to the KIT digital, Inc. 2008 Incentive Stock Plan on November 9, 2009, subject to stockholder approval, to increase the number of shares of common stock reserved for issuance under the 2008 Incentive Plan by an aggregate of 2,642,857 shares to a new total of 3,500,000 shares.

The proposed increase in the number of shares of common stock reserved for issuance under the 2008 Incentive Plan is for purposes of establishing a reserve for stock option grants to employees of the Company and others pursuant to the terms of the 2008 Incentive Plan.

Background and Purpose

In light of recent acquisition and financing activities by us which increased the total number of outstanding shares of our common stock, our board of directors believed in order to (i) bring the number of authorized shares of common stock available for future grant under the 2008 Incentive Plan into proportion with the recently increased number of outstanding shares and (ii) attract and retain the services of executives and other key employees, it was necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the amendment to the 2008 Incentive Plan, providing for an additional 2,642,857 authorized, unissued shares of common stock available for future grants under the 2008 Incentive Plan.

On May 8, 2010, our board of directors approved the issuance of stock options to purchase an aggregate of 2,141,013 shares of common stock under the 2008 Incentive Plan, at an exercise price of $12.36 per share (reflecting the previous trading day’s closing price), subject to approval of this Proposal No. 3. These stock options carry a four-year quarterly vesting term and a five-year exercise term. As of August 16, 2010, the total number of shares underlying the Company’s outstanding employee stock options represents less than 14% of the Company’s total outstanding shares of common stock. Our board of directors had not approved a substantial issuance of stock options since June 2008. Our board of directors approved the issuance of the 2,141,013 stock options to (a) account for the addition of more than 200 staff members since the last approved issuance of stock options, (b) incentivize all staff for future performance, and (c) adjust existing employees’ option levels to account for dilution in the Company’s total shares outstanding that has occurred over time. Kaleil Isaza Tuzman, Gavin Campion and Robin Smyth, our executive officers, did not receive any new option grants as part of this issuance. On August 14, 2010, the board of directors, upon recommendation of management, authorized the amendment of the stock options issued on May 8, 2010 to reduce the exercise price of such options to $8.05 per share (the previous trading day's closing price). The Company’s board of directors felt that this reduction in strike price was vital to maintaining employee morale, particularly in the context of the long-delayed issuance of options for the two previous years and the material decline in the Company’s stock price which occurred immediately after the issuance of these options on May 8, 2010. The reduction of the exercise price did not apply to the options held by Messrs. Isaza Tuzman, Campion or Smyth.

Set forth below is a summary of the 2008 Incentive Plan, but this summary is qualified in its entirety by reference to the full text of the 2008 Incentive Plan, which has been filed with the SEC, and any stockholder who wishes to obtain a copy of the 2008 Incentive Plan may do so by written request to KIT digital, Inc., 168 Fifth Avenue, Suite 302, New York, New York 10010, Attention: Mr. Robin Smyth, Chief Financial Officer.

Under the 2008 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.

Material Terms and Conditions

Purpose.  The primary purpose of the 2008 Incentive Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration.  The 2008 Incentive Plan is administered by our board of directors, provided that the board may delegate such administration to the Compensation Committee.

Eligibility.  Under the 2008 Incentive Plan, options may be granted to employees, officers, directors or consultants, as provided in the 2008 Incentive Plan.

Terms of Options.  The term of each option granted under the 2008 Incentive Plan will be contained in a stock option agreement between the optionee and us and such terms will be determined by the board of directors consistent with the provisions of the 2008 Incentive Plan, including the following:

•	Purchase Price. The purchase price of the common stock subject to each incentive stock option will not be less than the fair market value (as set forth in the 2008 Incentive Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted.
•	Vesting. The dates on which each option (or portion thereof) will be exercisable and the conditions precedent to such exercise, if any, will be fixed by the board of directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the 2008 Incentive Plan), 50% of the vesting restrictions will terminate.
•	Expiration. Any option granted to an employee will become exercisable over a period of no longer than five years. No option will in any event be exercisable after five years from, and no Incentive Stock Option granted to a ten percent stockholder will become exercisable after the expiration of five years from the date of the option.
•	Transferability. No option will be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2008 Incentive Plan shall be subject to execution, attachment or other process.
•	Option Adjustments. In the event of any change in the outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the board or the committee may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2008 Incentive Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the board or the committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.
•	Termination, Modification and Amendment. The board may, insofar as permitted by law, from time to time, suspend or terminate the 2008 Incentive Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the 2008 Incentive Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 2008 Incentive Plan; provided no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

The board of directors recommends that stockholders vote FOR the amendment to the 2008 Incentive Stock Plan.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee annually considers and selects the Company’s independent registered public accountants. On March 7, 2010, the Audit Committee selected Grant Thornton LLP to act as the Company’s independent registered public accountants for the year ending December 31, 2010.

The persons named in the enclosed proxy will vote to ratify the selection of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2010, unless otherwise directed by the stockholders. Stockholder ratification of Grant Thornton as the Company’s independent registered public accountants is not required by the Company’s by-laws, or otherwise. However, the Company is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton as the Company’s independent registered public accountants, the Audit Committee will reconsider the selection of such independent registered public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The board of directors recommends a vote FOR the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

DISCLOSURE OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents aggregate fees billed to the Company for professional services rendered by Grant Thornton LLP since October 2, 2009. Prior to September 21, 2009, MSPC, Certified Public Accountants and Advisors, A Professional Corporation, served as the Company’s independent registered public accounting firm.

Grant Thornton

	2009 Fees	2008 Fees
Audit Fees	$407,449	$—
Audit-Related Fees	—	—
Tax Fees	—	—
Total Fees	$407,449	$—

MSPC

	2009 Fees	2008 Fees
Audit Fees	$65,042	$149,567
Audit-Related Fees	—	17,324
Tax Fees	—	—
Total Fees	$65,042	$166,891

Audit fees were for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

Tax fees were for professional services rendered for federal, state and international tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the board of directors has selected Grant Thornton LLP to act as the Company’s independent registered public accountants for the current fiscal year. They have served as accountants for the Company since October 2, 2009. Pursuant to Proposal No. 4, the stockholders of the Company are being asked to ratify this selection.

As the Company’s independent registered public accountants, Grant Thornton was engaged to conduct quarterly reviews of the Company; to conduct an audit of the consolidated financial statements of the Company for the full year 2009; and to prepare the federal and state tax returns of the Company for the year ended December 31, 2009. Representatives of Grant Thornton are expected to attend the Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

PROXIES AND VOTING AT THE MEETING

Each signed and returned proxy will be voted in accordance with any instructions of the stockholder(s) executing the proxy. A proxy signed without instructions will be voted in accordance with the board’s recommendations. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised, either in person or by giving written notice of revocation to the Secretary of the Company at the address on the first page of this Proxy Statement.

Each share of common stock is entitled to one vote on all matters submitted to the stockholders for approval. No vote may be taken unless a quorum (i.e., a majority of the common stock issued, outstanding and entitled to vote) is present at the Meeting in person or by proxy. The nine nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected the directors of the Company. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2010 and the approval of any other matter as may properly come before the meeting requires the affirmative vote of a majority in interest of the stock represented and entitled to vote at the meeting. Broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the result of any vote. Abstentions are counted in determining the presence of a quorum and have the effect of a vote against a proposal.

The board has fixed August 25, 2010, as the record date for determining the stockholders entitled to vote at the Meeting. On that date, there were 23,106,183 shares of common stock issued, outstanding and entitled to vote.

OTHER MATTERS

The board knows of no other matters that may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

All costs of this solicitation, which is being made principally by mail, but which may be supplemented by telephone or personal contacts by the Company’s directors, officers, and employees without additional compensation, will be borne by the Company. Brokers will be requested to forward proxy soliciting material to the beneficial owners of the stock held in such brokers’ names, and the Company will reimburse them for their expenses incurred in complying with the Company’s request.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

The Company’s policy is to encourage its board members to attend the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS — 2011 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, stockholder proposals must be received by the Company at its corporate offices in New York, New York, no later than May 4, 2011 (120 days before the anniversary of the date this Proxy Statement is being mailed to the Company’s stockholders). Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Stockholder proposals to be presented at the 2011 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting, must be received in writing at the Company’s corporate offices no later than July 19, 2011 (45 days before the anniversary of the date this Proxy Statement is being mailed to the Company’s stockholders).

Independent directors will consider any director nominees you recommend in writing for the 2011 Annual Meeting if the Secretary receives notice by May 4, 2011, and you are a stockholder of record on the day you provide notice of your recommendation or nomination to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

Your notice must include the following information for each person you are recommending or nominating for election as a director:

•	The name, age, business address and residence address of the person;
•	The principal occupation or employment of the person;
•	The number of shares of KIT digital, Inc. common stock which the person owns beneficially or of record; and
•	Any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

In addition, your notice must include the following information about you:

•	Your name and record address;
•	The number of shares of KIT digital, Inc. common stock that you own beneficially or of record;
•	A description of all arrangements or understandings between you and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination is to be made;
•	A representation that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in your notice; and

•	Any other information about you that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

The notice must include written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of KIT digital, Inc. unless recommended by a majority of independent directors and nominated by the board or nominated in accordance with the procedures set forth above.

By Order of the Board of Directors,

/s/ Robin Smyth

Robin Smyth
Chief Financial Officer and Secretary

September 1, 2010

KIT digital, Inc.

Proxy for 2010 Annual Meeting of Stockholders

September 30, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Kaleil Isaza Tuzman and Robin Smyth, and either one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of KIT digital, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the 2010 Annual Meeting of Stockholders of KIT digital, Inc., to be held at the offices of Greenberg Traurig Maher LLP, 30 St. Mary Axe, 31st Floor, London EC3A 8EP, England, at 11:00 a.m., local time, on Thursday, September 30, 2010, and any adjournments thereof. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting, or adjournments thereof.

(Continued and to be signed on reverse side.)

2010 ANNUAL MEETING OF STOCKHOLDERS

KIT digital, Inc.

September 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2010:

THE PROXY STATEMENT AND 2009 ANNUAL REPORT ON
FORM 10-K ARE AVAILABLE AT WWW.KITD.COM.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	ELECTION OF DIRECTORS. To elect nine directors to serve for one year:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instruction below)
NOMINEES:
º Kaleil Isaza Tuzman
º Gavin Campion
º Robin Smyth
º Kamal El-Tayara
º Daniel W. Hart
º Lars Kroijer
º Joseph E. Mullin III
º Wayne Walker
º Christopher Williams
2.	INCREASE NUMBER OF AUTHORIZED COMMON SHARES. To amend our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 80,000,000 shares:
☐	FOR
☐	AGAINST
☐	ABSTAIN
3.	INCREASE SHARES RESERVED UNDER 2008 INCENTIVE PLAN. To approve an amendment to our 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,642,857 shares:
☐	FOR
☐	AGAINST
☐	ABSTAIN
4.	RATIFICATION OF ACCOUNTANTS. To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2010:
☐	FOR
☐	AGAINST
☐	ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder __________________________________ Date __________________________

Signature of Stockholder __________________________________ Date __________________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.